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                                                                    Exhibit 21.1

BIO-VASCULAR, INC.
LIST OF SUBSIDIARIES OF THE COMPANY
FOR THE YEAR ENDED OCTOBER 31, 1999


Name of Subsidiary                           Jurisdiction/State of Incorporation
------------------                           -----------------------------------

(1)  Jer-Neen Manufacturing Co., Inc.        Minnesota

(2)  Bio-Vascular B.V., Breda                Netherlands

(3)  BVI - (Barbados), Inc.                  Barbados